As filed with the Securities and Exchange Commission on March 3, 2000

                                                    Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       to
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                           GREG MANNING AUCTIONS, INC.
             (Exact name of registrant as specified in its charter)

            New York                                     22-2365834
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                    (Address of Principal Executive Offices)
                                 ---------------

                           GREG MANNING AUCTIONS, INC.
                       1993 STOCK OPTION PLAN, AS AMENDED
                      1997 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                                  GREG MANNING
                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                                 (973) 882-0004
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                -----------------

                                    COPY TO:

                            SCOTT S. ROSENBLUM, ESQ.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100


                                            CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                                 Proposed
                                         Number of Shares         Maximum         Proposed Maximum      Amount of
           Title of Shares                     to be           Offering Price        Aggregate        Registration
          to be Registered                  Registered          Per Share(1)     Offering Price(1)         Fee
-------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per          600,000 shares         $18.5937(1)         $11,156,220         $2,945.24
share
-------------------------------------------------------------------------------------------------------------------

(1) Estimated, in accordance with 17 CFR 230.457(c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based on the average of the based on the average of the high and low sales prices for the Common Stock reported on the Nasdaq National Market on Tuesday, February 29, 2000, which is within five business days of this filing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Documents by Reference.

         The contents of the Registrant's Registration Statement, No. 333-01048, and Post-Effective Amendment No. 1 thereto, are incorporated by reference into this Post-Effective Amendment No.2.

Additional Information

         This Post-Effective Amendment includes an additional 600,000 shares of Common Stock of the Registrant available to be issued under the Registrant's 1993 Stock Option Plan, as amended and 1997 Stock Incentive Plan, as amended.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Caldwell, State of New Jersey on March 3, 2000.

                                            GREG MANNING AUCTIONS, INC.


                                            By: /s/ Greg Manning
                                               -------------------------------
                                                Greg Manning
                                                Chairman of the Board, Chief
                                                Executive Officer and President


                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Greg Manning and James A. Smith his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 3, 2000 in the capacities indicated.

        Signature                                   Title(s)
        ---------                                   --------

  /s/ Greg Manning                            Chairman of the Board, Chief
  ---------------------------                 Executive Officer, President
      Greg Manning                            and Director

  /s/ James A. Smith                          Chief Financial Officer (Principal
  ---------------------------                 Financial and Accounting Officer)
      James A. Smith

  /s/ Anthony Bongiovanni                     Director
  ---------------------------
      Anthony Bongiovanni

  /s/ Richard Cohen                           Director
  ---------------------------
      Richard Cohen

  /s/ Scott S. Rosenblum                      Director
  ---------------------------
      Scott S. Rosenblum

                                  EXHIBIT INDEX


    Exhibit Number          Description              Sequentially Numbered Page
    --------------          -----------              --------------------------

    5                 Opinion of Kramer Levin  Naftalis & Frankel LLP  regarding
                      legality  of  securities   being   registered   (including
                      consent).

    23.2 Consent of Kramer Levin Naftalis & Frankel LLP (see Exhibit Number 5 above).

    24                Power of Attorney (included on signature page).